UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 13, 2021

Statera Biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2537 Research Boulevard, Suite 201 Fort Collins, CO 80526
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.         Regulation FD Disclosure

Notice of Dismissal of Cleveland BioLabs, Inc.
Litigation and Agreement Upon Attorneys’ Fees

On October 16, 2020, Statera Biopharma, Inc., then known as Cleveland BioLabs, Inc. (the “Company”), entered into an Agreement and Plan of Merger with Cytocom Inc. (“Cytocom”) and High Street Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of the Company, pursuant to which Merger Sub merged with and into Cytocom, with Cytocom continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). On February 12, 2021, the Company filed a Registration Statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the Merger. On March 19, 2021, Plaintiff Harold Litwin, a stockholder of the Company (“Plaintiff”), filed a putative class action lawsuit in the Delaware Court of Chancery (the “Court”) captioned Litwin v. Cleveland BioLabs, Inc., et al., Case No. 2021-0242-SG (the “Action”) and named as Defendants the Company, each director then serving on the Company’s board of directors (the “Pre-Merger Board”), and the Vice President of Finance of the Company. The complaint alleged, among other things, that the Pre-Merger Board violated its fiduciary duties under Delaware law by failing to disclose purportedly material information regarding the proposed Merger, including free cash flows of Cytocom. As relief, the complaint in the Action sought, among other things, an injunction against the Merger, damages and an award of attorneys’ and experts’ fees.

Also on March 19, 2021, Plaintiff filed a motion for expedited proceedings and a motion for a preliminary injunction. Plaintiff’s motion for expedited proceedings was granted in part and denied in part by the Court on April 30, 2021. Thereafter, Plaintiff conducted expedited discovery, including review of documents.

Defendants have denied that they committed any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the Action, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties.

After the complaint was filed and without admitting that the allegations in the complaint had any merit, the Company determined to amend the Registration Statement on May 7, 2021 and June 4, 2021 by adding disclosures regarding, among other things, free cash flow projections for Cytocom prepared in connection with the Merger (the “Supplemental Disclosures”). On July 8, 2021, the Court approved a stipulation under which the Plaintiff voluntarily dismissed the Action. The Court retained jurisdiction solely for the purpose of adjudicating the anticipated application of Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses in connection with the Action (the “Fee and Expense Application”). Following negotiations, the Company, while denying any and all liability, and maintaining that the Registration Statement already contained all material information required for stockholders to cast an informed vote regarding the Merger prior to the Supplemental Disclosures, decided it was in its and the stockholders’ best interests to resolve the Plaintiff’s counsel’s anticipated Fee and Expense Application and avoid further uncertain and costly litigation of the issue by agreeing to pay $275,000 to Plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the anticipated Fee and Expense Application. The Court has not been asked to review, and will pass no judgment on, the payment of attorneys’ fees and expenses or their reasonableness.

Counsel for the Plaintiff is Michael Rogovin, and he may be contacted at 212-682-3025. Counsel for Defendants is Brian E. Pumphrey, and he may be contacted at 804-775-7745.

The information in this Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statera Biopharma, Inc.

Date: December 14, 2021	By:	/s/ Cozette McAvoy
Name: Cozette McAvoy Title: Chief Legal Officer